State  of Florida

                                        [LOGO]

                                    Department of State

I certify that the attached is a true and correct copy of the Articles of Incorporation of SHUNSHINE CAPITAL I, INC., a corporation organized under the Laws of the State of Florida, filed on July 25, 1986, as shown by the records of this office.

The  document  number  of  this  corporation  is  J26123.


                         Given  under  my  hand  and  the
                         Great Seal of the Sate of Florida, at Tallahassee, the Capital, this the 29th day of July, 1986.

[THE  GREAT  SEAL  OF  THE
STATE  OF  FLORIDA]

                              /s/  George  Firestone
                              George  Firestone
                              Secretary  of  State

[FILED  JUL  25  9:55AM'86
SECRETARY  OF  STATE
TALLAHASSE,  FLORIDA]



                           ARTICLES  OF  INCORPORATION

                                       OF

                          SUNSHINE  CAPITAL  I,  INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE  I

NAME

     The  name  of  this  corporation  is  SUNSHINE  CAPITAL  I,  INC.

                                    ARTICLE  II

NATURE  OF  THE  BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                    ARTICLE  III

CAPITAL  STOCK

     The capital stock of this corporation shall consist of 75,000,000 shares of common stock having a par value of $0.0001 per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

                                     ARTICLE  IV

INITIAL  CAPITAL

     The amount of capital with which this corporation shal commence business shall be not less than One Hundres ($100.00) Dollars.

                                     ARTICLE  V

TERM  OF  EXISTENCE

     This  Corporation  shall  have  perpetual  existence.

                                     ARTICLE  VI

INITIAL  ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Ave., Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to tome move the principal office of this corporation to any location within or without the State of Florida.

                                      ARTICLE  VII

DIRECTORS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one4 (1) and, subject to such minimum may be increased or decresed from time to time in the manner provided in the By Laws. The number fo persons constituting the initial Board of Directors shall be 1.

                                        ARTICLE  VIII

INITIAL  DIRECTORS

     The  names  and addresses fo the initial Board of Directors are as follows:

                    Eric  P.  Littman
                    1428  Brickell  Ave.
                    Suite  202
                    Miami,  FL  33131

                                         ARTICLE  IX

SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

                    Eric  P.  Littman
                    1428  Brickell  Avenue
                    Suite  202
                    Miami,  FL  33131

                                          ARTICLE  X

VOTING  FOR  DIRECTORS

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                         ARTICLE  XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any person, firm or corporation shall be affected by the fact that anyt officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has no or hereafter a direct or indirect interest in such contract.

                                        ARTICLE  XII

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     This corporation shall have the powre, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation , and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                        ARTICLE  XIII

RESTRAINT  ON  ALIENATION

     The stockholders of this corporation shall hav ethe power to include in the By-Laws, or adopt resolutions by a two-thirds (2/3) majority and regulatory or restrictive provision regarding the proposed sale, transfer or other disposition of the corporation's stock by its stockholders or in the event of the death of any stockholder. Said restrictions shall be binding upon third parties with actual knowledge thereof or if the same, or notice of the same, shall be plainly written upon the certificate evidencing ownership of the stock.

                                     ARTICLE  XIV

AMENDMENT

     Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.

                                      ARTICLE  XV

RESIDENT  AGENT

     The name and address of the initial resident agent of this corporation is:\

                    Eric  P.  Littman
                    1428  Brickell  Avenue
                    Suite  202
                    Miami,  FL  33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 23rd day of June, 1986.

                              /s/  Eric  P.  Littman
                              Eric  P.  Littman,  Subscriber

Subscribed  and  Sworn  to  this
10  day  of  July,  1986.
Before  me:

/s/signature  unknown
Notary  Public

My  Commission  Expires:

NOTARY  PUBLIC  STATE  OF  FLORIDA
MY  COMMISSION  EXPIRES  OCT  10,  1986.

               CERTIFICATE  DESIGNATING  PLACE  OF  BUSINESS  OR
               DOMICLE FOR SERVICE OF PROCESS WITHIN THIS STATE NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

     In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted:

     SUNSHINE CAPITAL I, INC. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Eric P. Littman located at Suite 202, 1428 Brickell Avenue, Miami, FL 33131 as its agent upon shom process may be served within this state.

     Having been named to accept service of process for the above-stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.

                              /s/  Eric  P.  Littman
                              Eric  P.  Littman

[FILED  JULY  25  9:55AM  '86
SECRETARY  OF  STATE
TALLAHASSEE,  FLORIDA]

[FILED
97  FEB  27  PM  3:41
SECRETARY  OF  STATE
TALLAHASSEE,  FLORIDA]

                                         ARTICLES  OF  AMENDMENT
                                                   TO
                                       ARTICLES  OF  INCORPORATION
                                                   OF
                                        SUNSHINE  CAPITAL  I,  INC.


     Pursuant to the provisions of Section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

     FIRST:          Name  Change:  Article  I  of the corporation's articles of incorporation  is
               hereby amended changing the mane of the corporation from Sunshine
               Capital  I,  Inc.  to  Rubber  Technology  International,  Inc.

     SECOND:     The  date  of  the  amendments  adoption  is February 25, 1997.

     THIRD:          The amendment was approved by the shareholders.  The number of  votes
               cast  for  the  amendment  was  sufficient  for  approval.

Signed  this  25th  day  of  February,  1997


/s/  Ray  L.  Webb
By:  Rya  L.  Webb
Title:  President

                                    [LOGO]

                         FLORIDA  DEPARTMENT  OF  STATE
                              Sandra  B.  Mortham
                             Secretary  of  State


February  27,  1997

CORPORATE  ACCESS

TALLAHASSEE,  FL



Re:  Document  Number  J26123

The Articles of Amendment to the Articles of Incorporation of SUNSHINE CAPITAL I, INC. which changed its name to RUBBER TECHNOLOGY INTERNATIONAL, INC., a Florida corporation, were filed on February 27, 1997.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Nancy  Hendricks
Corporate  Specialist
Division  of  Corporations                    Letter  Number:  497A00010455





Division  of  Corporations  -P.O.  BOX  6327-  Tallahasse,  Florida  32314